As filed with the Securities and Exchange Commission on February 6, 2004

Registration No. _______
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2765381
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

20925 Crossroads Circle, Suite 100
Waukesha, Wisconsin	53186
(Address of principal executive offices)	(ZIP Code)

CRITICARE SYSTEMS, INC.
2003 STOCK OPTION PLAN
(Full title of the plan)

Emil H. Soika
President and Chief Executive Officer
Criticare Systems, Inc.
20925 Crossroads Circle, Suite 100
Waukesha, Wisconsin 53186
(Name and address of agent for service)

  262-798-8282
(Telephone number, including area code of agent for service)
Copy to: Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street Suite 2100 Milwaukee, Wisconsin 53202 414-298-1000

___________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.04 par value per share	430,000 (1)	$4.38 (2)	$1,883,400 (2)	$238.63 (2)

(1)   This Registration Statement also covers any additional shares of Common Stock which become issuable under the Criticare Systems Inc. 2003 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Criticare Systems, Inc. (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)    For the purpose of computing the registration fee, the Registrant has used $4.38 as the average of the high and low prices of the common Stock as reported on February 2, 2004 on the American Stock Exchange for the offering price per share, in accordance with Rule 457(c) and (h). The actual offering price will be determined in accordance with the terms of the Plan.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a)  The Registrant's Annual Report on Form 10-K for the year ended June 30, 2003.

(b) All other reports filed by the Registrant pursuant to section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.

(c)  The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Registrant's By-Laws provide that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, "Actions"), other than in certain limited circumstances, because he is or was a director or officer of the Registrant, or because he is or was a director or officer of the Registrant and is or was serving at the request of the Registrant as a director, officer, employee, consultant or agent of another corporation or other enterprise or is or was serving at the request of the Registrant as a fiduciary of an employee benefit plan or as an employee or agent of the Registrant; provided, however, that no director or officer shall be entitled to indemnification unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the

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best interest of the Registrant and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnification obligation mirrors the permissive indemnification provided under section 145 of the Delaware General Corporation Law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made (a) by arbitration; (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the subject Action; (c) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon.

The Registrant's Restated Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the Delaware General Corporation Law or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Article VI, section 6.01 of the Registrant's By-Laws provides that a director or officer is not liable to the Registrant for damages arising out of any action taken or omitted to be taken by such person if he exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or took or omitted to take such action in reliance on the advice of the Registrant's counsel or statements made or information furnished by officers or employees of the Registrant which he had reasonable grounds to believe were true.

The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Registrant may be entitled.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

    4.1   Restated Certificate of Incorporation of the Registrant.
    4.2   By-Laws of the Registrant.
    4.3   Rights Agreement
    5     Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered
    23.1              Consent of BDO Seidman, LLP
    23.2              Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto)
    24                 Power of Attorney (included on the signature page hereto)
    99.1              Criticare Systems, Inc. 2003 Stock Option Plan

Item 9.     Undertakings.

1.            The undersigned Registrant hereby undertakes as follows:

       (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on February 2, 2004.

CRITICARE SYSTEMS, INC.

BY     /s/ Emil H. Soika
                                                                              ____________________________
Emil H. Soika, President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Emil H. Soika and Michael J. Sallmann, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Emil H. Soika
Emil H. Soika	President, Chief Executive Officer and Director	February 2, 2004

/s/ Higgins D. Bailey
Higgins D. Bailey	Chairman of the Board and Director	February 2, 2004

/s/ Stephen K. Tannenbaum
Stephen K. Tannenbaum	Director	February 2, 2004

/s/ Jeffrey T. Barnes
Jeffrey T. Barnes	Director	February 2, 2004

/s/ N.C. Joseph Lai
N.C. Joseph Lai	Director	February 2, 2004

/s/ Michael J. Sallmann
Michael J. Sallmann	Vice President-Finance and Secretary (Principal Accounting Officer and Principal Financial Officer)	February 2, 2004

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CRITICARE SYSTEMS, INC.
(Commission File No. 1-31943)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	The Registrant's Registration Statement on Form S-1, registration no. 33-13050

4.2	By-Laws of the Registrant	The Registrant's Registration Statement on Form S-1, registration no. 33-13050

4.3	Rights Agreement	The Registrant's Current Report on Form 8-K filed on April 18, 1997

5	Opinion of Counsel		X

23.1	Consent of BDO Siedman, LLP		X

23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5

24	Power of Attorney	Signature Page to Registration Statement

99.1	Criticare Systems, Inc. 2003 Stock Option Plan	The Registrant's Schedule 14A filed on October 9, 2003

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